                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 31, 1996


                      LEXINGTON CORPORATE PROPERTIES, INC.
             (Exact Name of Registrant as specified in its charter)



              MARYLAND                   1-12386               13-3717318
    (State or other jurisdiction     (Commission File         (IRS Employer
          of incorporation)               Number)          Identification No.)



                 355 LEXINGTON AVENUE, NEW YORK, NEW YORK 10017
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (212) 692-7260



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

           Pursuant to three Contribution Agreements, each dated as of December 31, 1996, Lexington Corporate Properties, Inc., a real estate investment trust organized under the laws of the State of Maryland (the "Registrant"), through its subsidiary Lepercq Corporate Income Fund L.P. ("LCIF"), a limited partnership organized under the laws of the State of Delaware, acquired five properties (the "Properties") from three limited partnerships through three exchange transactions (individually, the "Toy II Exchange", "the "Toy V Exchange" and the "Fort Street Exchange", and collectively, the "Exchanges"). Following the Exchanges, the tenants occupying the Properties will continue to occupy their respective properties in accordance with the terms of their respective leases. Certain information regarding each of the Exchanges is set forth below.

           Acquisition from Toy Properties Associates II.

           Pursuant to a Contribution Agreement dated as of December 31, 1996, the Registrant acquired three retail stores located in Tulsa, Oklahoma; Clackamas, Oregon and Lynnwood, Washington (collectively, the "Toy II Buildings"), together with Toy II's leasehold interests in the land on which the Toy II Buildings are located (collectively, the "Toy II Properties"), from Toy Properties Associates II, a limited partnership organized under the laws of the State of New York ("Toy II"). The Toy II Buildings, which contain an aggregate of 129,369 square feet, are leased to Toys 'R' Us, Inc. under triple net leases which expire on May 31, 2006 and which are subject to five, five-year renewal options. In addition, under the terms of such leases the tenant has the right to purchase the Toy II Buildings as of May 31, 2006 for the fair market value thereof as determined by the terms of the leases. The land on which the Toy II Buildings are located is leased to the Registrant under rent-free leases which expire on August 31, 2011, subject to the right of the Registrant to lease the land for an additional 50 years at specified rental rates.

           In connection with the Exchange, the Registrant effected the following:

         (1) The Registrant transferred to Toy II 72,580 limited partnership units in LCIF ("Units" and each a "Unit"). The number of Units exchanged for the Toy II Properties was based on a valuation of the Toy II Properties of $9,296,982 based upon a discounting of the after-tax cash flow at approximately 4.75%. The holders of the Units are entitled to quarterly distributions of $0.28 per Unit ($1.12 per annum), subject to decrease by an amount proportionate to any decrease in distributions on shares of the Registrant's common stock, par value $.0001 per share (the "Common Stock"). In no event will distributions on the Units exceed $1.12 annually. Each Unit will be exchangeable for one share of the Registrant's Common Stock, subject to certain anti-dilution adjustments, on January 15, 1999 and annually on each January 15 thereafter.

         (2) The Registrant assumed liability under three mortgage notes (the "Toy II Notes") to which the Toy II Buildings are subject. The Toy II Notes had an outstanding aggregate principal balance of approximately $5,827,758 on December 31, 1996. The Toy II Notes bear interest at a rate of 12.625% per annum, require equal monthly payments of interest and principal sufficient to fully amortize the note by May 31, 2006 and can be prepaid at any time after July 1, 1996 at a fixed premium of 6.5% of the outstanding principal balance of the Toy II Notes, which percentage declines rateably over the remaining ten years of the notes.

         (3) The Registrant assumed a $2,253,063 obligation of Toy II (the "Toy II Fee") (which includes interest accrued as of December 31, 1996) payable to The LCP Group, L.P. ("LCP"), for services rendered in connection with the acquisition of the Toy II Properties in 1980. LCP is owned and controlled by E. Robert Roskind, Chairman and Co-Chief Executive Officer of the Registrant.

         (4) The Registrant transferred 20,105 Units to LCP and 2,315 Units to Richard J. Rouse, Vice-Chairman and Co-Chief Executive Officer of the Registrant, in exchange for their contribution of their contractual rights to receive from Toy II (i) certain future management fees that would have been payable had current management arrangements remained in effect, (ii) a 2% disposition fee payable upon the ultimate disposition of the Toy II Buildings and (iii) a .5% refinancing fee payable upon a refinancing of the Toy II Notes. The Units transferred to LCP and Mr. Rouse are entitled to distributions equal to distributions on the Units transferred to Toy II, and will be exchangeable for shares of Common Stock on the same terms as the Units transferred to Toy II.

         The general partners of Toy II are Mr. Rouse and Capital Properties Associates II, a limited partnership which is controlled by Mr. Roskind.

         II. Acquisition from Toy Properties Associates V.

           Pursuant to a Capital Contribution Agreement dated as of December 31, 1996, the Registrant acquired a 123,293 square foot distribution center located in Houston, Texas (the "Toy V Building"), together with Toy V's leasehold interest in the land on which the Toy V Building is located (collectively, the "Toy V Property") from Toy Properties Associates V, a limited partnership organized under the laws of the State of Texas ("Toy V"). The Toy V Building is leased to Toys 'R' Us, Inc. under a triple net lease which expires on August 31, 2006, and which is subject to five, five-year renewal options. In addition, under the terms of such lease, the tenant has the right to purchase the Toy V Building as of August 31, 2006 for the fair market value thereof as determined by the terms of the lease. The land on which the Toy V Building is located is leased to the Registrant under a rent-free lease which expires on August 31, 2011, subject to the right of the Registrant to lease the land for an additional 50 years at specified rental rates.

           In connection with the Toy V Exchange, the Registrant effected the following:

         (1) The Registrant transferred to Toy V 23,587 Units. The number of Units exchanged for the Toy V Property was based on a valuation of the Toy V Property of $3,426,532, based upon a discounting of after-tax cash flow at approximately 5.50%. Holders of the Units are entitled to quarterly distributions of $0.28 per Unit ($1.12 per annum), subject to decrease by an amount proportionate to any decrease in distributions on shares of the Registrant's Common Stock. In no event will distributions on the Units exceed $1.12 annually. Each Unit will be exchangeable for one share of Common Stock, subject to certain anti-dilution adjustments, on January 15, 1999 and annually on each January 15 thereafter.

         (2) The Registrant assumed liability under one mortgage note (the "Toy V Note") to which the Toy V Building is subject. The Toy V Note had an outstanding principal balance of approximately $2,195,746 on December 31, 1996. The Toy V Note bears interest at a rate of 12.625% per annum, requires equal monthly payments of interest and principal sufficient to fully amortize the note by August 31, 2006 and can be prepaid at any time after September 1, 1996 at a fixed premium of 6.5% of the outstanding principal balance of the Toy V Note, which percentage declines rateably over the remaining ten years of the note.

         (3) The Registrant assumed a $1,322,115 obligation of Toy V (the "Toy V Fee"), (which includes interest accrued as of December 31, 1996) payable to LCP for services rendered in connection with the acquisition of the Toy V Property in 1981.

         (4) The Registrant transferred 10,451 Units to LCP and 962 Units to Mr. Rouse, in exchange for their contribution of their contractual rights to receive from Toy V (i) certain future management fees that would have been payable had current management arrangements remained in effect, (ii) a 2% disposition fee payable upon the ultimate disposition of the Toy V Building and (iii) a .5% refinancing fee payable upon any refinancing of the Toy V Note. The Units transferred to LCP and Mr. Rouse are entitled to distributions equal to distributions on the Units transferred to Toy V, and will be exchangeable for shares of Common Stock on the same terms as the Units transferred to Toy V.

           The general partner of Toy V, Capital Properties Associates IV, is controlled by Mr. Roskind.

         III. Acquisition from Fort Street Partners.

           Pursuant to a Capital Contribution Agreement dated as of December 31, 1996, the Registrant acquired from Fort Street Partners, a limited partnership organized under the laws of the State of Connecticut ("Fort Street"), Fort Street's interest in an 85,610 square foot retail facility located in Honolulu, Hawaii (the "Fort Street Building"). The Fort Street Building is leased to Liberty House, Inc. under a triple net lease which expires on September 30, 2009 and which is subject to one 115-month renewal option, one two-year renewal option and three five-year renewal options. In addition, under the terms of such lease, the tenant has the right to purchase the Fort Street Property upon the expiration of the initial lease term on September 30, 2009 for the fair market value thereof as determined by the terms of the lease.

           In connection with the Fort Street Exchange, the Registrant effected the following:

         (1) The Registrant transferred to Fort Street 207,741 Units. The number of Units exchanged for the Fort Street Property was based on a valuation of the Fort Street Property of $9,536,957, based upon a discounting of the after-tax cash flow at approximately 8.25%. Holders of the Units will not be entitled to distributions on the Units prior to January 15, 2006. Beginning on January 15, 2006, holders of the Units will be entitled to quarterly distributions of $0.28 per Unit ($1.12 per annum), subject to decrease by an amount proportionate to any decrease in distributions on shares of the Registrant's Common Stock. In no event will distributions on the Units exceed $1.12 annually. Each Unit will be exchangeable for one share of Common Stock, subject to certain anti-dilution adjustments, on January 15, 2006 and annually on each January 15 thereafter.

         (2) The Registrant assumed liability under one mortgage note (the "Fort Street Note") to which the Fort Street Building is subject. The Fort Street Note had an outstanding principal balance of approximately $6,189,675 on December 31, 1996. The Fort Street Note bears interest at a rate of 10.25% per annum and requires equal monthly payments of interest and principal sufficient to fully amortize the note by September 30, 2010.

         (3) The Registrant assumed a $2,124,061 obligation of Fort Street (the "Fort Street Fee") (which includes interest accrued as of December 31, 1996), payable to LCP for services rendered in connection with the acquisition of the Fort Street Property in 1981.

         (4) The Registrant transferred 13,444 Units to LCP and 3,815 Units to Mr. Rouse in exchange for their contribution of their contractual rights to receive from Fort Street certain future management fees that would have been payable had current management arrangements remained in effect and a 2% disposition fee payable upon the ultimate disposition of the Fort Street Building. LCP and Mr. Rouse are entitled to quarterly distributions on these Units of $0.28 per Unit ($1.12 per annum), subject to decreases by an amount proportionate to any decrease in the Registrant's Common Stock. In no event will distributions on these Units exceed $1.12 annually. Each Unit will be exchangeable for one share of Common Stock, subject to certain anti-dilution adjustments, on January 15, 1999 and annually on each January 15 thereafter.

        The general partner of Fort Street, Glenrouse Associates, is a partnership comprised of three individuals, including Mr. Roskind and Mr. Rouse.

Item 7. Financial Statements, Pro Forma Information and Exhibits.


         (a) Financial statements of properties acquired.

             Toy Properties Associates II Financial Statements for the year ended December 31, 1995 (audited) and for the nine month period ended September 30, 1996 (unaudited).

             Toy Properties Associates V Financial Statements for the year ended December 31, 1995 (audited) and for the nine month period ended September 30, 1996 (unaudited).

             Fort Street Partners Limited Partnership Financial Statements for the year ended December 31, 1995 (audited) and for the nine month period ended September 30, 1996 (unaudited).

         (b) Pro forma financial information.

             As of the date of filing this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required pursuant to this Item 7(b). The Registrant intends to file such pro forma financial statements as soon as practicable hereafter, but in any event no later than March 16, 1997.

         (c)  Exhibits.

                2.1 Contribution Agreement, dated as of December 31, 1996, among Toy Properties Associates II, Lepercq Corporate Income Fund L.P., Lex GP-1, Inc., The LCP Group, L.P., Richard J. Rouse and Lexington Toy II Trust.

                2.2 Contribution Agreement, dated as of December 31, 1996, among Toy Properties Associates V, Lepercq Corporate Income Fund L.P., Lex GP-1, Inc., The LCP Group, L.P., Richard J. Rouse and Lexington Toy V Trust.

                2.3 Contribution Agreement, dated as of December 31, 1996, among Fort Street Partners Limited Partnership, Lepercq Corporate Income Fund L.P., Lex GP-1, Inc., The LCP Group, L.P., Richard J. Rouse and Lexington Fort Street Trust.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LEXINGTON CORPORATE PROPERTIES, INC.



                                     By:  /s/ Antonia G. Trigiani
                                         --------------------------------------
                                          Antonia G. Trigiani
                                          Chief Financial Officer and Treasurer


Date:    January 15, 1996

                         INDEX TO FINANCIAL STATEMENTS


Toy Properties Associates II
Financial Statements ..................................................    F-

Toy Properties Associates V
Financial Statements ..................................................    F-

Fort Street Partners Limited Partnership
Financial Statements ..................................................    F-

                         TOY PROPERTIES ASSOCIATES II


                             FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


The Partners
Toy Properties Associates II:

We have audited the accompanying balance sheet of Toy Properties Associates II (a New York Limited Partnership) as of December 31, 1995, and the related statements of operations, changes in partners' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toy Properties Associates II as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            /s/ KPMG Peat Marwick LLP

October 7, 1996
New York, New York

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                                 Balance Sheets

                                                         September 30,       December 31,
                                                             1996                1995
                                                             ----                ----
                ASSETS                                    (unaudited)
Real estate, at cost (notes 4 and 5):
    Building improvements                                  $ 3,962,968        $ 3,962,968
    Land estates                                             3,187,812          3,187,812
                                                           -----------        -----------
                                                             7,150,780          7,150,780

    Less accumulated depreciation and
       amortization                                          3,305,746          3,154,712
                                                           -----------        -----------
                                                             3,845,034          3,996,068

Cash                                                             5,067              3,594

Deferred charges, net of accumulated
    amortization of $43,547 and $41,417
    for 1996 and 1995, respectively                             27,453             29,583
Rent receivable (note 5)                                     1,374,933          1,409,978
Due from lender                                                    918                918
Other assets                                                    23,539             23,539
                                                           -----------        -----------

                                                           $ 5,276,944        $ 5,463,680
                                                           ===========        ===========


   LIABILITIES AND PARTNERS' DEFICIT

Mortgage notes payable (note 4)                            $ 5,906,169        $ 6,127,158
Origination fee payable, including accumulated
    accretion of $168,137 and $150,021 in 1996 and
    1995, respectively (note 6)                                196,017            177,901
Accrued interest on origination fee payable (note 6)         1,449,176          1,377,513
                                                           -----------        -----------
                                                             7,551,362          7,682,572

Partners' deficit (note 1)                                  (2,274,418)        (2,218,892)
                                                           -----------        -----------

                                                           $ 5,276,944        $ 5,463,680
                                                           ===========        ===========



See accompanying notes to financial statements.

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                            Statements of Operations

                                                                    Nine Months               Year Ended
                                                                Ended September 30,          December 31,
                                                                -------------------          ------------
                                                             1996             1995               1995
                                                             ----             ----               ----
                                                                  (unaudited)
Income:
    Rental income (note 5)                               $   765,234        $   765,234        $ 1,020,312
                                                         -----------        -----------        -----------

Expenses:
    Mortgage note interest (note 4)                          571,027            597,110            789,180
    Origination fee interest including accretion
       of discount on origination fee (note 6)                89,779             87,582            117,128
    Depreciation and amortization                            153,164            153,164            204,217
    Management fee (note 7)                                    3,000              4,500              6,000
    Other expenses                                             3,790              3,836              4,650
                                                         -----------        -----------        -----------
                                                             820,760            846,192          1,121,175
                                                         -----------        -----------        -----------
          Net loss                                       $   (55,526)       $   (80,958)       $  (100,863)
                                                         ===========        ===========        ===========

Net loss allocated:
    To the general partner                               $    (1,110)       $    (1,619)       $    (2,017)
    To the class A limited partners                          (32,649)           (47,603)           (59,308)
    To the special limited partners                          (21,767)           (31,736)           (39,538)
                                                         -----------        -----------        -----------
                                                         $   (55,526)       $   (80,958)       $  (100,863)
                                                         ===========        ===========        ===========

Net loss per unit of limited partnership interest:
    To the class A limited partners                      $    (1,306)       $    (1,904)       $    (2,372)
                                                         ===========        ===========        ===========
    To the special limited partners                      $    (5,442)       $    (7,934)       $    (9,885)
                                                         ===========        ===========        ===========



See accompanying notes to financial statements.

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                   Statements of Changes in Partners' Deficit

                                                                               Class A            Special
                                                               General          Limited           Limited
                                            Total             Partners         Partners          Partners
                                            -----             --------         --------          --------
Partners' deficit
    at December 31, 1994                  $(2,118,029)       $  (243,980)       $  (782,771)       $(1,091,278)

Net loss for the year                        (100,863)            (2,017)           (59,308)           (39,538)
                                          -----------        -----------        -----------        -----------

Partners' deficit
    at December 31, 1995                   (2,218,892)          (245,997)          (842,079)        (1,130,816)

Net loss for the period (unaudited)           (55,526)            (1,110)           (32,649)           (21,767)
                                          -----------        -----------        -----------        -----------

Partners' deficit
    at September 30, 1996
    (unaudited)                           $(2,274,418)       $  (247,107)       $  (874,728)       $(1,152,583)
                                          ===========        ===========        ===========        ===========



See accompanying notes to financial statements.

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                            Statements of Cash Flows

                                                            Nine Months                  Year Ended
                                                        Ended September 30,             December 31,
                                                        -------------------             ------------
                                                        1996             1995               1995
                                                        ----             ----               ----
                                                            (unaudited)
Cash flows from operating activities:
    Net loss                                            $ (55,526)       $ (80,958)       $(100,863)
                                                        ---------        ---------        ---------
    Adjustments to reconcile net loss to net
       cash provided by operating activities:
          Depreciation and amortization                   153,164          153,164          204,217
          Accumulated accretion on
              origination fee payable                      18,116           15,919           21,578
          Decrease in rent receivable                      35,045           35,045           46,727
          Increase in other assets                             --             (812)          (2,778)
          Origination fee interest                         71,663           71,663           95,550
          Increase in accrued management fee                   --            1,500               --
                                                        ---------        ---------        ---------

                 Total adjustments                        277,988          276,479          365,294
                                                        ---------        ---------        ---------

                 Net cash provided by operating
                    activities                            222,462          195,521          264,431
                                                        ---------        ---------        ---------

Cash flows used in financing activities:
    Principal payments on mortgage note                  (220,989)        (194,907)        (264,063)
                                                        ---------        ---------        ---------

                 Increase in cash                           1,473              614              368

Cash at beginning of period                                 3,594            3,226            3,226
                                                        ---------        ---------        ---------

Cash at end of period                                   $   5,067        $   3,840        $   3,594
                                                        =========        =========        =========

Supplemental disclosure of cash flow information:
       Cash paid during the period for interest         $ 571,027        $ 597,110        $ 789,180
                                                        =========        =========        =========



See accompanying notes to financial statements.

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                          Notes to Financial Statements

                              December 31, 1995 and
                     September 30, 1996 and 1995 (unaudited)


(1)    ORGANIZATION

       Toy Properties Associates II (the "Partnership") was formed in August, 1980 under the Uniform Limited Partnership Act of the State of New York for the purposes of acquiring three estate-for-years interests (the "Land Estates") together with all building improvements (collectively, the "Property") located in Tulsa, Oklahoma; Lynwood, Washington; and Clackamas, Oregon, and leasing the Property to Toys 'R' Us.

       The general partners of the Partnership (the "General Partners") are Richard J. Rouse and Capital Properties Associates II, a limited partnership comprised of seven individuals, including E. Robert Roskind, the general partner, and Mr. Rouse, a limited partner. Mr. Roskind and Mr. Rouse are co-chief executive officers of Lexington Corporate Properties, Inc.

       Four Special Limited Partnership units were sold at $197,585 per unit. Twenty-five Class A Limited Partnership Units were sold at a cost of $40,000 per unit. All Limited Partners' capital contributions have been paid.

       The Partnership Agreement provides that the General Partners will be allocated 2%, the Special Limited Partners 39.2% and the Class A Limited Partners 58.8% of the profits and losses as well as distributions of cash from operations.


(2)    SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The financial statements of the Partnership have been prepared on the accrual basis of accounting.

       DEPRECIATION AND AMORTIZATION

       Depreciation and amortization on the building improvements and land estate are on the straight-line method over the 40 year and 30 year useful lives, respectively.

       RENTAL INCOME

       The Partnership has determined that the leases relating to the property are operating leases. Rental revenue is recognized on a straight-line basis over the minimum lease terms. The Partnership's rent receivable primarily represents the amounts of the excess of rental revenue recognized on a straight-line basis over the annual rents collectible under the leases.

       DEFERRED CHARGES

       Deferred charges are comprised of mortgage commitment fees which are being amortized on the straight-line basis over the 25-year term of the permanent financing.

                                                                     (Continued)

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                          Notes to Financial Statements



(2), CONTINUED

       ORIGINATION FEE PAYABLE

       The origination fee payable (see note 6) has a stated interest rate of 12.25% per annum on a simple interest basis. In accordance with generally accepted accounting principles, the obligation was discounted using an annual rate of 13%. The present value of this obligation at the date of issuance amounted to $27,880.

       INCOME TAXES

       No provision has been made for income taxes since any such liability is the liability of the individual partners.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Partnership's cash, due from lender and accrued interest on origination fee payable are carried at cost, which approximates fair value.

       USE OF ESTIMATES

       Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(3)    UNAUDITED INFORMATION

       The unaudited financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1996 and 1995 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, cash flows and financial position as of and for the periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim periods presented are not necessarily indicative of results to be expected for the full years.

                                                                     (Continued)

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                          Notes to Financial Statements



(4)    MORTGAGE NOTES PAYABLE

       The nonrecourse mortgage notes are collateralized by the Partnership's interest in the Property and all rentals payable under the leases with Toys 'R' Us, and bear interest at 12.625% per annum. The notes provide for monthly payments of principal and interest of $88,002 to fully amortize the loan by maturity in June 2006. Principal payments required for each of the next five years are as follows:

                 Year ending                                 Amount
                 -----------                                 ------
                  1996                                    $  299,399
                  1997                                       339,465
                  1998                                       384,891
                  1999                                       436,396
                  2000                                       494,793
                                                          ==========


       The estimated fair value of the mortgage notes payable at December 31, 1995 is $6,525,423.


(5)    NET LEASE

       ACQUISITION OF PROPERTY

       On August 27, 1980, pursuant to commitments obtained by an affiliate, the Partnership acquired three Land Estates, representing a 30-year interest in certain parcels of land together with all building improvements constructed to date on such land from Toys 'R' Us. Pursuant to a development agreement with the Partnership, Toys 'R' Us completed the improvements, consisting of three retail toy stores, in September 1980.

       Simultaneous with the acquisition of the Land Estates and the building improvements, the Partnership also acquired from Toys 'R' Us an option to enter into ground leases (the
       "Remainder Ground Leases") of the land upon expiration of the Land Estates. The Remainder Ground Leases will have an initial term of five years and may be extended for an additional five renewal terms of five years each.

       PROPERTY LEASES

       The Partnership and Toys 'R' Us entered into three net leases on August 27, 1980, whereby Toys 'R' Us leased the Partnership's interest beginning in May 1981. Toys 'R' Us is responsible for all operating expenses relating to the Property, including property taxes, maintenance, repairs, renewals and betterments. The leases expire May 31, 2006 and provide Toys 'R' Us with five five-year optional renewal terms. Toys 'R' Us has the option to purchase the Property from the Partnership at the expiration of the original term of the lease at a price equal to the fair market value of such Property.

                                                                     (Continued)

                          TOY PROPERTIES ASSOCIATES II
                        (A New York Limited Partnership)

                          Notes to Financial Statements



(5), CONTINUED

       MINIMUM FUTURE RENTALS

       Minimum future rentals under the net leases are summarized as follows:

                   Year ending
                  December 31,                           Amount
                  ------------                           ------
                    1996                          $     1,067,039
                    1997                                1,067,039
                    1998                                1,154,480
                    1999                                1,162,430
                    2000                                1,162,430
                    Thereafter                          6,396,905
                                                  ---------------

                                                  $    12,010,323
                                                  ===============



(6)    ORIGINATION FEE PAYABLE

       The Partnership is obligated to pay an affiliate of the General Partners a fee of $780,000 for rendering services in connection with the structuring and arranging of the acquisition of the Property. Simple interest accrues at the rate of 12.25% per annum. Interest is payable out of available cash flow, as defined in the origination fee agreement, until the end of the original term of the lease with the balance of the obligation payable in 62 monthly installments beginning with the first renewal period on June 1, 2006. The original principal amount has been discounted at a rate of thirteen percent.


(7)    TRANSACTIONS WITH RELATED PARTIES

       For performing all administrative functions of the Partnership, an affiliate of the General Partners receives an annual fee of $6,000.

                         TOY PROPERTIES ASSOCIATES V


                             FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


The Partners
Toy Properties Associates V:

We have audited the accompanying balance sheet of Toy Properties Associates V (a Texas Limited Partnership) as of December 31, 1995, and the related statements of operations, changes in partners' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toy Properties Associates V as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            /s/ KPMG Peat Marwick LLP

October 7, 1996
New York, New York

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)

                                 Balance Sheets

                                                          September 30,         December 31,
                                                              1996                  1995
                                                              ----                  ----
                                                           (unaudited)
          ASSETS

Real estate, at cost (notes 4 and 5):
    Building improvements                                  $ 2,487,823        $ 2,487,823
    Land estate                                                449,395            449,395
                                                           -----------        -----------
                                                             2,937,218          2,937,218

    Less accumulated depreciation and amortization           1,176,919          1,119,040
                                                           -----------        -----------
                                                             1,760,299          1,818,178

Cash                                                               894              2,352

Mortgage brokerage fee, net of accumulated
    amortization of $22,323 and $21,213
    in 1996 and 1995, respectively                              14,677             15,787
Partnership loan costs, net of accumulated
    amortization of $6,637 and $6,307
    in 1996 and 1995, respectively                               4,363              4,693

Rent receivable (note 5)                                       876,810            885,910
Due from lender                                                    491                491
                                                           -----------        -----------

                                                           $ 2,657,534        $ 2,727,411
                                                           ===========        ===========


       LIABILITIES AND PARTNERS' DEFICIT

Mortgage loan payable (note 4)                             $ 2,224,419        $ 2,305,229
Origination fee payable including accumulated
    accretion of $125,786 and $112,126
    in 1996 and 1995, respectively (note 6)                    147,254            133,594
Accrued interest on origination fee payable (note 6)           963,870            915,135
Other liabilities                                                3,844              2,595
                                                           -----------        -----------
                                                             3,339,387          3,356,553

Partners' deficit (note 1)                                    (681,853)          (629,142)
                                                           -----------        -----------

                                                           $ 2,657,534        $ 2,727,411
                                                           ===========        ===========



See accompanying notes to financial statements.

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)

                            Statements of Operations

                                                           Nine Months
                                                              Ended                 Year Ended
                                                         September 30,             December 31,
                                                   --------------------------      ------------
                                                    1996               1995            1995
                                                    ----               ----            ----
                                                         (unaudited)
Revenues:
    Rental income (note 5)                        $ 291,051        $ 291,051        $ 388,068
                                                  ---------        ---------        ---------

Expenses:
    Mortgage loan interest (note 4)                 214,935          224,472          297,765
    Origination fee interest, including
       accretion of discount on origination
       fee (note 6)                                  62,395           60,733           81,244
    Depreciation and amortization                    59,319           59,319           79,096
    Management fee (note 7)                           3,750            3,750            5,000
    Other expenses                                    3,363            1,788            2,495
                                                  ---------        ---------        ---------

                                                    343,762          350,062          465,600
                                                  ---------        ---------        ---------

           Net loss                               $ (52,711)       $ (59,011)       $ (77,532)
                                                  =========        =========        =========

           Net loss allocated:
               To the general partner             $    (527)       $    (590)       $    (775)
               To the limited partners              (52,184)         (58,421)         (76,757)
                                                  ---------        ---------        ---------

                                                  $ (52,711)       $ (59,011)       $ (77,532)
                                                  =========        =========        =========

           Net loss per unit of limited
               partnership interest               $  (1,739)       $  (1,947)       $  (2,559)
                                                  =========        =========        =========



See accompanying notes to financial statements.

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)

                   Statements of Changes in Partners' Deficit

                                                                  General          Limited
                                                Total             Partner         Partners
                                                -----             -------         --------
Partners' deficit at December 31, 1994        $(551,610)       $ (99,154)       $(452,456)

Net loss for the year                           (77,532)            (775)         (76,757)
                                              ---------        ---------        ---------

Partners' deficit at December 31, 1995         (629,142)         (99,929)        (529,213)

Net loss for the period (unaudited)             (52,711)            (527)         (52,184)
                                              ---------        ---------        ---------

Partners' deficit at September 30, 1996
    (unaudited)                               $(681,853)       $(100,456)       $(581,397)
                                              =========        =========        =========



See accompanying notes to financial statements.

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)

                            Statements of Cash Flows






                                                                Nine Months
                                                                   Ended                  Year Ended
                                                              September 30,              December 31,
                                                        --------------------------       ------------
                                                         1996               1995             1995
                                                         ----               ----             ----
                                                              (unaudited)
Cash flows from operating activities:
   Net loss                                             $ (52,711)       $ (59,011)       $ (77,532)
                                                        ---------        ---------        ---------
   Adjustments to reconcile net
      loss to net cash provided by
      operating activities:
        Depreciation and amortization                      59,319           59,319           79,096
        Accumulated accretion on
          origination fee payable                          13,660           11,998           16,264
        Increase in other assets                               --             (587)              --
        Increase in other liabilities                       1,249            1,250            2,501
        Decrease in rent receivable                         9,100            9,100           12,132
        Origination fee interest                           48,735           48,735           64,980
                                                        ---------        ---------        ---------

          Total adjustments                               132,063          129,815          174,973
                                                        ---------        ---------        ---------
          Net cash provided by
              operating activities                         79,352           70,804           97,441
                                                        ---------        ---------        ---------

   Cash flows from financing activities:
      Principal payments on mortgage notes                (80,810)         (71,272)         (96,560)
                                                        ---------        ---------        ---------

          Net (decrease) increase in cash                  (1,458)            (468)             881

Cash at beginning of period                                 2,352            1,471            1,471
                                                        ---------        ---------        ---------

Cash at end of period                                   $     894        $   1,003        $   2,352
                                                        =========        =========        =========

Supplemental disclosure of cash flow information:

Cash paid during the period for interest                $ 214,935        $ 224,472        $ 297,765
                                                        =========        =========        =========



See accompanying notes to financial statements.

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)
                          Notes to Financial Statements
                              December 31, 1995 and
                     September 30, 1996 and 1995 (unaudited)



(1)    ORGANIZATION

       Toy Properties Associates V (the "Partnership") is a Texas limited partnership organized on June 16, 1981, to acquire a new distribution center and estate-for-years interest in the underlying land (collectively the "Property") for $3,257,750. The property, located in Houston, Texas, is net leased to Toys 'R' Us, Inc. ("Toys 'R' Us").

       Capital Properties Associates IV (the "General Partner") is a limited partnership comprised of eight individuals, including E. Robert Roskind, the general partner, and Richard J. Rouse, a limited partner. Mr. Roskind and Mr. Rouse are co-chief executive officers of Lexington Corporate Properties, Inc.

       In December 1983, 30 units of limited partnership interest were sold to investor limited partners (the "Limited Partners"). Each unit was sold for $30,935 payable in eight installments. All Limited Partners' capital contributions have been paid.

       The Partnership Agreement provides that profits and losses and distributions of the Partnership shall be allocated 99% to the Limited Partners and 1% to the General Partner.


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The financial statements of the Partnership have been prepared on the accrual basis of accounting.

       DEPRECIATION AND AMORTIZATION

       Depreciation and amortization on the building improvements and land estate is on the straight-line method over the 40-year and 30 year useful lives, respectively.

       RENTAL INCOME

       The Partnership has determined that the lease relating to the property is an operating lease. Rental revenue is recognized on a straight-line basis over the minimum lease terms. The Partnership's rent receivable primarily represents the amounts of the excess of rental revenue recognized on a straight-line basis over the annual rents collectible under the lease.



                                                                     (Continued)

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)

                          Notes to Financial Statements


(2), CONTINUED

       ORIGINATION FEE PAYABLE

       The origination fee payable (see note 6) has a stated interest rate of 19% per annum on a simple interest basis. In accordance with generally accepted accounting principles, the obligation was discounted using an annual rate of 13%. The present value of this obligation at the date of issuance amounted to $21,468.

       AMORTIZATION OF DEFERRED EXPENSES

       The mortgage brokerage fee is amortized on a straight-line basis over the 25-year term of the mortgage loan.

       The partnership loan costs include legal fees which are amortized on a straight-line basis over the 25-year term of the mortgage loan.

       INCOME TAXES

       No provision has been made for income taxes since any such liability is the liability of the individual partners.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," defines fair value of a financial instruments as the amount at which the instruments could be exchanged in a current transaction between willing parties. The Partnership's cash, due from lender, accrued interest on origination fee payable and other liabilities are carried at cost, which approximates fair value.

       USE OF ESTIMATES

       Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(3)    UNAUDITED INFORMATION

       The unaudited financial statements and related notes as of September 30, 1996 and for the nine month periods ended September 30, 1996 and 1995 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, cash flows and financial position as of and for the periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim periods presented are not necessarily indicative of results to be expected for the full years.


                                                                     (Continued)

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)

                          Notes to Financial Statements




(4)    MORTGAGE LOAN PAYABLE

       The Partnership received a long-term mortgage loan from the State of California Public Employees Retirement System. The non-recourse financing is secured by a mortgage on the Property and an assignment of the net lease. The mortgage loan provides for interest at the rate of 12.625% per annum with monthly payments of principal and interest of $32,860 through 2006 to fully amortize the mortgage loan. The mortgage loan became prepayable on September 1, 1996. Principal payments required for each of the next five years are as follows:

               Year ending
               December 31                                         Amount
               -----------                                         ------
                1996                                            $ 109,483
                1997                                              124,133
                1998                                              140,743
                1999                                              159,578
                2000                                              180,932
                                                                 ========


       The estimated fair value of the mortgage loan payable at December 31, 1995 is $2,455,069.


(5)    NET LEASE

       ACQUISITION OF PROPERTY

       On June 30, 1981, the Partnership acquired a Land Estate, representing a 30-year interest in a parcel of land, from Toys 'R' Us, together with all building improvements constructed to date on such land.

       Simultaneous with the acquisition of the Land Estate and the building improvements, the Partnership also acquired from Toys 'R' Us an option to enter into a ground lease (the "Remainder Ground Lease") of the land upon the expiration of the Land Estate. The Remainder Ground Lease will have an initial term of five years and may be extended for an additional five renewal terms of five years each.

       NET LEASE



       The Partnership entered into a net lease with Toys 'R' Us. Toys 'R' Us is obligated to pay all operating expenses, taxes, assessments, insurance, and required capital expenditures. The primary term of the 25-year net lease expires on August 31, 2006. Toys 'R' Us has options for five renewal terms of five years each. Toys 'R' Us has the option to purchase the Property from the Partnership at the expiration of the original term of the lease at a price equal to the fair market value of such Property.



                                                                     (Continued)

                           TOY PROPERTIES ASSOCIATES V
                          (A Texas Limited Partnership)

                          Notes to Financial Statements



(5), CONTINUED

       Minimum future rentals under the net lease are summarized as follows:

                 Year ending
                 December 31                              Amount
                 -----------                              ------


                  1996                               $       400,200
                  1997                                       400,200
                  1998                                       460,713
                  1999                                       490,970
                  2000                                       490,970
                  Thereafter                               2,782,163
                                                     ---------------
                                                     $     5,025,216
                                                     ===============



(6)    ORIGINATION FEE PAYABLE

       The Partnership is obligated to pay an affiliate of the General Partner a fee of $342,000 for rendering services in connection with the acquisition of the Property. Simple interest is payable monthly from available cash flow after the first $10,000 of annual cash flow, at the rate of 19% per annum on the unpaid portion of this fee. Accrual of interest commenced upon admission of the Limited Partners. On May 1, 1998, the Partnership is required to begin making monthly payments of $7,436 to retire the obligation. Unpaid accrued interest outstanding on September 1, 2006, will be satisfied by 59 monthly payments of $17,155. The original principal amount has been discounted at a rate of thirteen percent.


(7)    TRANSACTION WITH RELATED PARTIES

       For performing all administrative functions of the Partnership, an affiliate of the General Partner receives an annual fee of $5,000.

                             FORT STREET PARTNERS


                             FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Fort Street Partners Limited Partnership:

We have audited the accompanying balance sheet of Fort Street Partners Limited Partnership (a Connecticut Limited Partnership) as of December 31, 1995, and the related statements of operations, changes in partners' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fort Street Partners Limited Partnership as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                            /s/ KPMG Peat Marwick LLP

October 7, 1996
New York, New York

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)

                                 Balance Sheets


                                                  September 30,    December 31,
                                                      1996             1995
                                                  ------------     ------------
                                                   (unaudited)
               ASSETS

Real estate, at cost (notes 4 and 5):
   Building improvements                           $ 6,670,228     $ 6,670,228
   Less accumulated depreciation                    (2,570,772)     (2,445,704)
                                                   -----------     -----------
                                                     4,099,456       4,224,524

Cash                                                    25,146          41,732

Lease negotiation fee, net of accumulated
   amortization of $58,814 and $55,953
   in 1996 and 1995, respectively                       51,811          54,672
Mortgage brokerage fee, net of accumulated
   amortization of $4,213 and $4,008
   in 1996 and 1995, respectively                        3,990           4,195

Rent receivable (note 5)                             1,993,863       2,102,849
Other assets                                             7,293           3,034
                                                   -----------     -----------
                                                   $ 6,181,559     $ 6,431,006
                                                   ===========     ===========
   LIABILITIES AND PARTNERS' DEFICIT

Mortgage note payable (note 4)                     $ 6,240,487     $ 6,385,369
Origination fee payable, including accumulated
   accretion of $86,010 and $76,775 in 1996 and
   1995, respectively (note 6)                          99,658          90,423
Accrued interest on origination fee payable
   (note 6)                                          1,442,791       1,467,811
Accounts payable                                            --             595
                                                   -----------     -----------
                                                     7,782,936       7,944,198

Partners' deficit (note 1)                          (1,601,377)     (1,513,192)
                                                   -----------     -----------
                                                   $ 6,181,559     $ 6,431,006
                                                   ===========     ===========

See accompanying notes to financial statements.

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)

                            Statements of Operations





                                                Nine Months          Year ended
                                            Ended September 30,     December 31,
                                          -----------------------   ------------
                                             1996          1995         1995
                                          ---------     ---------   ------------
                                                (unaudited)
Income:
   Rental income (note 5)                 $ 613,250     $ 613,250     $ 817,667
   Interest income                              114           396           405
                                          ---------     ---------     ---------
                                            613,364       613,646       818,072
                                          ---------     ---------     ---------
Expenses:
   Mortgage note interest (note 4)          485,995       494,402       658,513
   Origination fee interest, including
     amortization of origination fee
     payable (note 6)                        84,294        83,171       111,074

   Depreciation and amortization            128,134       128,134       170,844
   Management fee (note 7)                    1,875         1,875         2,500
   Other                                      3,693         1,766         2,353
                                          ---------     ---------     ---------
                                            703,991       709,348       945,284
                                          ---------     ---------     ---------
     Net loss                             $ (90,627)    $ (95,702)    $(127,212)
                                          =========     =========     =========
   Net loss allocated:
     To the general partner                    (906)         (957)       (1,272)
     To the limited partners                (89,721)      (94,745)     (125,940)
                                          ---------     ---------     ---------
                                          $ (90,627)    $ (95,702)    $(127,212)
                                          =========     =========     =========
     Net loss per unit of
       limited partnership unit           $  (2,991)    $  (3,158)    $  (4,198)
                                          =========     =========     =========

See accompanying notes to financial statements.

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)

                   Statements of Changes in Partners' Deficit





                                                            General       Limited
                                              Total         Partner       Partners
                                           -----------     --------     -----------
Partners' deficit at December 31, 1994     $(1,349,350)    $(37,980)    $(1,311,370)

Cash distributions                             (36,630)          --         (36,630)

Net loss for the year                         (127,212)      (1,272)       (125,940)
                                           -----------     --------     -----------

Partners' deficit at December 31, 1995      (1,513,192)     (39,252)     (1,473,940)

Cash contributions (unaudited)                   2,442           --           2,442

Net loss for the period (unaudited)            (90,627)        (906)        (89,721)
                                           -----------     --------     -----------
Partners' deficit at September 30, 1996
   (unaudited)                             $(1,601,377)    $(40,158)    $(1,561,219)
                                           ===========     ========     ===========

See accompanying notes to financial statements.

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)

                            Statements of Cash Flows





                                                          Nine Months         Year ended
                                                      Ended September 30,     December 31,
                                                      1996          1995          1995
                                                   ---------     ---------    ------------
                                                         (unaudited)
Cash flows from operating activities:
   Net loss                                        $ (90,627)    $ (95,702)    $(127,212)
                                                   ---------     ---------     ---------
   Adjustments to reconcile net loss to
     net cash provided by operating activities:
       Depreciation and amortization                 128,134       128,134       170,844
       Decrease (increase) in rent receivable        108,986       (52,476)      (68,168)
       Increase in other assets                       (4,259)      (55,064)       (2,100)
       (Decrease) increase in accrued interest
         on origination fee payable                  (25,020)       75,059       100,078
       Increase in accumulated accretion on
         origination fee payable                       9,235         8,112        10,996
       (Decrease) increase in accounts payable          (595)           --           595
                                                   ---------     ---------     ---------
            Total adjustments                        216,481       103,765       212,245
                                                   ---------     ---------     ---------
            Net cash provided by operating
              activities                             125,854         8,063        85,033
                                                   ---------     ---------     ---------
Cash flows from financing activities:
   Principal payments on mortgage note              (144,882)           --       (45,881)
   Cash contributions (distributions)
     from/to partners                                  2,442       (36,630)      (36,630)
                                                   ---------     ---------     ---------
            Net cash used in financing
              activities                            (142,440)      (36,630)      (82,511)
                                                   ---------     ---------     ---------
            Net (decrease) increase in cash          (16,586)      (28,567)        2,522

Cash at beginning of period                           41,732        39,210        39,210
                                                   ---------     ---------     ---------
Cash at end of period                              $  25,146     $  10,643     $  41,732
                                                   =========     =========     =========
Supplemental disclosure of cash
   flow information:
     Cash paid during the period for interest      $ 586,074     $ 494,402     $ 658,513
                                                   =========     =========     =========

See accompanying notes to financial statements.

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)

                          Notes to Financial Statements

                              December 31, 1995 and
                     September 30, 1996 and 1995 (unaudited)



(1)  ORGANIZATION

     Fort Street Partners Limited Partnership (the "Partnership") is a Connecticut Limited Partnership organized on May 1, 1981, to acquire a leasehold interest and to lease, under a net lease, a department store in Honolulu, Hawaii (the "Property") to Liberty House, Inc. ("Liberty House"), a wholly owned subsidiary of Amfac, Inc.

     Glenrouse Associates (the "General Partner"), the sole General Partner, is a general partnership comprised of three individuals, including E. Robert Roskind and Richard J. Rouse. Mr. Roskind and Mr. Rouse are co-chief executive officers of Lexington Corporate Properties, Inc.

     In May 1981, 30 units of limited partnership interest were sold to Investor Limited Partners (the "Limited Partners"). All Limited Partners' capital contributions have been paid.

     The Partnership Agreement provides that profits and losses and distributions of the Partnership shall be allocated 99% to the Limited Partners and 1% of the General Partner.


(2)  SIGNIFICANT ACCOUNTING POLICIES

     BASICS OF ACCOUNTING

     The financial statements of the Partnership have been prepared on the accrual basis of accounting.

     DEPRECIATION

     Depreciation on the building improvements is on the straight-line method over the 40 year useful life.

     AMORTIZATION OF DEFERRED EXPENSES

     The lease negotiation fee is amortized on a straight-line basis over the 29-year term of the lease.

     The mortgage brokerage fee is amortized on a straight-line basis over the 30-year term of the permanent mortgage loan.

     RENTAL INCOME

     The Partnership has determined that the lease relating to the property is an operating lease. Rental revenue is recognized on a straight-line basis over the minimum lease terms. The Partnership's rent receivable primarily represents the amounts of the excess of rental revenue recognized on a straight-line basis over the annual rents collectible under the lease.


                                                                     (Continued)

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)
                          Notes to Financial Statements

(2), CONTINUED

     ORIGINATION FEE PAYABLE

     The origination fee payable (see note 6) has a stated interest rate of 15.25% per annum on a simple interest basis. In accordance with generally accepted accounting principles, the obligation was discounted using an annual rate of 13%. The present value of this obligation at the date of issuance amounted to $13,648.

     INCOME TAXES

     No provision has been made for income taxes since any such liability is the liability of the individual partners.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Partnership's cash, accrued interest on origination fee payable and accounts payable are carried at cost, which approximates fair value.

     USE OF ESTIMATES

     Management of the Partnership has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(3)  UNAUDITED INFORMATION

     The unaudited financial statements and related notes as of September 30, 1996 and for the nine-month periods ended September 30, 1996 and 1995 reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, cash flows and financial position as of and for the periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto. The results for the interim periods presented are not necessarily indicative of results to be expected for the full years.


(4)  MORTGAGE NOTE PAYABLE

     The Partnership received a long-term mortgage loan in 1981 from Principal Financial Group. The non-recourse financing is secured by a mortgage on the Property and an assignment of the net lease. The permanent financing provides for interest at the rate of 10.25% per annum with monthly payments of $54,934 of interest only for the first 15 years, through September 30, 1995, and monthly payments of principal and interest of $70,097 thereafter to fully amortize the loan by its maturity on October 1, 2010. The mortgage financing may not be prepaid before October 1, 2003.
                                                                     (Continued)

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)

                          Notes to Financial Statements



(4), CONTINUED

     Principal payments required for the next five years are as follows:

                     Year ending
                     December 31             Amount
                     -----------           ---------
                        1996               $ 195,694
                        1997                 216,722
                        1998                 240,009
                        1999                 265,800
                        2000                 294,361
                                           =========

     The estimated fair value of the mortgage note payable at December 31, 1995 is $6,704,637.


(5)  NET LEASE

     The Partnership entered into a net lease with Liberty House. Liberty House is obligated to pay all operating expenses, taxes, assessments, insurance, and required capital expenditures. The primary term of the lease expires on September 30, 2009. Liberty House has options to five renewal terms, the first for nine years and seven months, the second for two years, and the third through fifth for five years each. Liberty House has the option to purchase the Property from the Partnership at the expiration of the original term of the lease at a price equal to the fair market value of such Property.

     Minimum future rentals under the net lease are summarized as follows:

                     Year ending
                     December 31,             Amount
                     ------------          -----------
                        1996               $   962,981
                        1997                   962,981
                        1998                   962,981
                        1999                   962,981
                        2000                   962,981
                        Thereafter           8,532,660
                                           -----------
                                           $ 13,347,565
                                           ============


(6)  ORIGINATION FEE PAYABLE

     The Partnership is obligated to pay an affiliate of the General Partner a fee of $656,250 for rendering services in connection with the acquisition of the Property. Simple interest is payable monthly from available net cash flow as defined in the Partnership Agreement, after the first $15,000 of annual net cash flow has been distributed to the partners, at the

                                                                     (Continued)

                    FORT STREET PARTNERS LIMITED PARTNERSHIP
                       (A Connecticut Limited Partnership)

                          Notes to Financial Statements



(6), CONTINUED

     rate of 15.25% per annum on the unpaid portion of this fee. Accrual of interest commenced upon admission of the Limited Partners. Commencing October 1, 2010, the Partnership is required to make twelve monthly payments to satisfy principal plus current interest payments (see note 2). Additionally, accrued interest, if any, shall be paid in 120 equal monthly payments to retire the remaining balance of accrued interest. The original principal amount has been discounted at a rate of thirteen percent.


(7)  TRANSACTIONS WITH RELATED PARTIES

     For performing all administrative functions of the Partnership, an affiliate of the General Partner receives an annual fee of $2,500.

                                  EXHIBIT INDEX



                                                                         Sequentially
Exhibit                                                                    Numbered
-------                                                                    --------
No.                                Description                               Page
---                                -----------                               ----
2.1      Contribution Agreement, dated as of December 31, 1996, among
         Toy Properties Associates II, Lepercq Corporate Income Fund
         L.P., Lex GP-1, Inc., The LCP Group, L.P., Richard J. Rouse and
         Lexington Toy II Trust.

2.2      Contribution Agreement, dated as of December 31, 1996, among
         Toy Properties Associates V, Lepercq Corporate Income Fund
         L.P., Lex GP-1, Inc., The LCP Group, L.P., Richard J. Rouse and
         Lexington Toy V Trust.

2.3      Contribution Agreement, dated as of December 31, 1996, among
         Fort Street Partners Limited Partnership, Lepercq Corporate
         Income Fund L.P., Lex GP-1, Inc., The LCP Group, L.P., Richard
         J. Rouse and Lexington Fort Street Trust.